February 22, 2021

Mr. Corrado DeGasperis, Executive Chairman & CEO
Comstock Mining Inc.
117 American Flat Toll Rd,
Virginia City, NV 89440

Dear Corrado:

This letter agreement (the “Agreement”) confirms the terms and conditions of the engagement of Noble Capital Markets, Inc. (“Noble”), Member FINRA and SIPC, by Comstock Mining Inc. (the “Company”) to render placement agent services on a non-exclusive basis to the Company in connection with the Company’s funding initiatives.

1.    The Company hereby appoints Noble to act as a placement agent in connection with the sale of securities (such securities issued hereunder, the “Securities”) to one or more financial investors, strategic investors and others (“Investors”) for the period commencing from the effective date of the Agreement and ending three (3) months from the effective date of the agreement (the “Authorization Period”).

The Company hereby authorizes Noble, as placement agent, to endeavor to arrange a placement (the “Placement”) of the Securities at a price and on terms satisfactory to the Company, subject to subparagraph 7(a) hereof. The Placement of the Securities is to be made directly by the Company to Investors pursuant to purchase or subscription agreements entered by such Investors and the proceeds will be funded by the Investors directly to the Company at each closing of any sale of Securities. The Company shall have the right to accept or reject any or all subscriptions in the Company’s sole and absolute discretion.

2.    As compensation for Noble’s services hereunder, the Company shall pay Noble as follows:

i.At each closing (“Closing”) of any sale of the Securities (the “Securities”), a cash fee equal to 6.0% of the aggregate gross proceeds (the “Placement Fee”) received by the Company from a sale of the Securities.

The Company will pay all its costs relating to the Placement contemplated hereby, including, without limitation, audit expenses, issuance costs and taxes, counsel fees for the preparation of the offering documents, filing fees and disbursements of counsel relating to the qualification of the Securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the Securities under the state blue sky laws. To the extent required by law, the Company shall qualify the Securities for offer and sale in those jurisdictions designated by Noble and reasonably acceptable to the Company; provided, however, that if the offer and sale is not conducted pursuant to the exemption from registration provided by Rule 506(b) under Regulation D, the parties hereto acknowledge and agree that it shall be reasonable for the Company to reject any jurisdiction in which it would be required to register such offer and sale with the applicable state securities regulator. The Company’s counsel shall be responsible for state blue sky securities laws compliance by the Company. The Company will pay the reasonable costs relating to the Placement contemplated hereby, upon closing, including, travel expenses, without limitation, audit expenses, diligence expenses, issuance costs and taxes, and legal fees for Noble (up to a maximum of $30,000) related to the preparation of any offering documents, filing fees and disbursements of counsel relating to the qualification of the Securities under federal securities laws, and legal fees and expenses of counsel in connection with qualifying the Securities under the state blue sky laws. Noble and the Company agree that legal expenses will need to be approved in writing prior to accruing any expenses.

3.    The Company agrees with Noble that:

a.During the term of this Agreement, the Company will not, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or similar class as the Securities, the result of which would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) promulgated under the Act. The Company represents and warrants to Noble that it has not, directly or indirectly, made any offers or sales of the Securities or securities of the same or a similar class as the Securities during the Term of this Agreement, except for the offering of the Securities through Noble pursuant hereto and for offers and sales made prior to the date hereof, which offers and sales would not cause the offering of the Securities contemplated hereunder to fail to be entitled to the exemption from registration afforded by Section 4(a)(2) of the Act, and Rule 506(b) promulgated under the Act. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Act.

b.The Company will fully cooperate with Noble in any due diligence investigation reasonably requested by Noble with respect to the offer and sale of the Securities and will furnish Noble with such information, including financial statements, with respect to the business, operations, assets, liabilities, financial condition and prospects, press releases, power point presentations or any other such materials, along with any information regarding Noble provided by Noble (“Noble Information”) for inclusion in any disclosure document furnished to potential purchasers, (the “Marketing Material”) of the Company as Noble may reasonably request. Noble may rely upon the accuracy and completeness of all Marketing Materials and the Company acknowledges that Noble has not been retained to independently verify any of such information. The Company will be solely responsible for the contents of the Marketing Material, excluding the Noble Information, and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective purchaser of the Securities, and the Company represents and warrants that the Marketing Material (other than with respect to any financial projections (“Projections”) contained therein, to the extent Projections are included in the Marketing Material) and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Company’s sole discretion, the Marketing Material may include Projections. To the extent Projections are contained in the Marketing Material, the Company represents and warrants that the Projections will be made by the Company with a reasonable basis and in good faith and that the Projections will represent the Company’s best then available estimate and judgment as to the future financial performance of the Company based on the assumptions to be disclosed therein, which assumptions will be all the assumptions that are material in forecasting the financial results of the Company and which will reflect the Company’s best then available estimate of the events, contingencies and circumstances described therein. The Company authorizes Noble to provide the Marketing Material to prospective purchasers of the Securities, provided however that in any event Marketing Material is amended, revised or modified by Noble in any material way, Noble agrees to provide such Marketing Material for the Company’s approval (and to obtain such approval) prior to any such distribution. If, at any time prior to the completion of the offer and sale of the Securities, an event occurs that would cause the Marketing Material (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that would cause a material change in the Company’s view of the likelihood of achievement of the Projections, to the extent Projections are included in the Marketing Material, or the reasonableness of the underlying assumptions, then the Company will notify Noble immediately of such event and Noble will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Marketing Material that corrects such statement or omission or revises the Projections or such assumptions.

c.Whether or not the Placement is made pursuant to Regulation D under the Act, the offer and sale of the Securities hereunder will comply with certain requirements of Regulation D, including, without limitation, the requirements that:

1.The Company and Noble will not offer or sell the Securities by means of any form of general solicitation or general advertising.
2.The Company and Noble will not offer or sell the Securities to any person who is not an “accredited investor” (as defined in Rule 501 under the Act).
3.Noble will exercise reasonable care to assure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act and, without limiting the foregoing, that such purchasers will comply with Rule 502(d) under the Act.

d.Following the consummation of any sale of the Securities, the Company will furnish Noble with financial statements with respect to the Company (including audited and unaudited financial statements, when available) as it furnishes to any holder of the Securities (other than information that is furnished to a holder solely in its capacity as a member of the Company’s board of directors). For purposes of the preceding sentence, filing such financial statements with the SEC shall qualify as furnishing such financial statements. Noble may, upon the request of any holder of the Securities, furnish such information to such holder, upon the execution of a confidentiality agreement by such holder that is acceptable to the Company in order to safeguard such information. Noble, upon receipt of any information, agrees to maintain it confidential and at all times comply with any and all federal securities laws and the Company’s internal policies and guidelines applicable to possession, handling and use of such confidential information.

4.    Noble agrees with Company that:

a.This Agreement has been duly authorized, executed and delivered by Noble and constitutes a valid and legally binding obligation enforceable against Noble in accordance with its terms. The execution and delivery of this Agreement, the observance and performance hereof and the consummation of the transactions contemplated hereby do not and will not result in any breach of, or default under, any instrument or agreement by which Noble is bound or violate any law or order directed to Noble of any court or any federal or state regulatory body or administrative agency having jurisdiction over Noble or over its property.

b.Noble is duly registered as a broker-dealer with the SEC pursuant to the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no proceeding has been initiated to revoke any of such registrations; Noble is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); Noble qualified to act as a dealer in the states or other jurisdictions in which Noble may offer Securities and Noble is duly registered as a broker-dealer under the applicable statutes, if any, in each state in which Noble proposes to offer or sell the Securities where such registration is required; Noble shall be responsible for payment of compensation owed to any sub-agent, if any, which sub-agent, if any, must be a member in good standing of FINRA and registered in each state where investors identified by such sub-agent reside.

c.Noble shall maintain all broker-dealer registrations, referred to above in paragraph 4(b), throughout the period in which Securities are offered and sold; Noble has complied and will comply with all broker-dealer requirements applicable to this transaction; Noble is not in violation of any order of any court or regulatory authority applicable to it with respect to the sale of the Securities.

d.Noble shall act in a manner consistent with the instructions of the Company and comply with all applicable laws, whether foreign or domestic, of each jurisdiction in which Noble proposes to carry on the business contemplated by this Agreement. Noble represents, warrants and agrees that it shall at all times provide its services under this Agreement in compliance with applicable law.

e.Neither Noble nor any of its representatives is authorized to make any representation on behalf of the Company other than those contained in the Marketing Material or any additional information expressly provided by the Company to Noble for dissemination to potential investors, nor is Noble or any of its representatives authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein. Noble shall, and shall cause all of its sub-agents, if any, to, keep a record of, and when and to whom Marketing Material is provided. Noble may comply with this obligation by posting the Marketing Material in a password protected data room or the equivalent and maintaining a file that confirms who has viewed the Marketing Material and on which date.

f.In the event that, on or before any Closing, Noble becomes aware of any false statement of a fact or representation in the Marketing Materials, Noble shall promptly inform the Company of such false statement of fact.

g.Noble and each of its registered representative’s participation in its solicitation efforts will comply with the prohibition against “general solicitations” and “general advertising” imposed by Rule 502(c) of Regulation D.

h.Noble shall inform the Company of each date on which it first receives any subscription from prospective Investors in each particular state where the Securities are offered and shall not offer the Securities for sale in any state in which the offer or sale requires prior notice or clearance from any state securities commission, bureau or agency thereon, unless the Company has confirmed that such prior notice or clearance has been made or obtained.

i.Noble has not taken, and will not take, any action, directly or indirectly, that may cause the Placement to fail to be entitled to exemption from registration under Rule 506(b) or applicable state securities or “blue sky” laws.

j.Noble shall not provide the Marketing Materials or any other information about the Company to any person or firm that, to the actual knowledge of Noble, is a competitor of the Company or is an officer, director, employee, affiliate or investor in a competitor of the Company.

k.Before mentioning or sending any Marketing Materials to any potential investor, Noble shall, on the basis of Noble’s prior relationship with the potential offeree, reasonably believe that the potential offeree is: (x) an “accredited investor” as that term is defined in Regulation D and, if applicable, satisfies any private placement requirements or laws or regulations associated with the Placement applicable in any non-U.S. jurisdiction; and (y) an accredited investor who is sophisticated and knowledgeable in business and financial matters such that the potential offeree is capable of evaluating the merits and risks of an investment in the Company. In furtherance thereof, Noble shall obtain from each potential investor an accredited investor questionnaire that has been approved in form and substance by the Company.

l.Neither Noble, nor any Noble Covered Person (as defined below), nor any person claiming by or through any of them, is subject to any of the “bad actor” disqualification specified in Rule 506(d) of Regulation D. For purposes of this Agreement, a “Noble Covered Person” includes (i) any general partner, managing member, director, or executive officer of Noble; or (ii) any officer of Noble participating in the Placement.

m.Noble shall cause its officers, directors, employee, affiliates and sub-agents to comply with all of the foregoing provisions of this paragraph 4.

5.    The Company shall indemnify Noble and hold it harmless against any and all losses, claims, damages or liabilities to which Noble may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Marketing Material or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters that are the subject of this Agreement (including, without limitation, the offer and sale of the Securities), and shall reimburse Noble promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the services or matters that are the subject of this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, that the Company shall not be liable under clause (i) of this paragraph in respect of any Noble Information and the Company shall not be liable under clause (ii) of this paragraph in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined that such loss, claim, damage, damage, liability or expense resulted directly from bad faith or the gross negligence or willful misconduct of Noble in the performance of its services hereunder. Noble shall indemnify the Company and hold it harmless against any and all losses, claims, damages or liabilities resulting from Noble’s bad faith, gross negligence and/or willful misconduct.

The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 5 shall apply whether or not Noble is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of Noble (each, with Noble, an “Indemnified Person”). The Company further agrees that, without Noble’s prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

The Company further agrees that, subject to the Company’s prior written consent, the Indemnified Persons are entitled to retain separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

The Company and Noble agree that if any indemnification or reimbursement sought pursuant to this paragraph 5 is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of Noble, then, whether or not Noble is the Indemnified Person, the Company and Noble shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and Noble on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and Noble on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by Noble pursuant to this paragraph 5 exceed the amount of the fees actually received by Noble hereunder.

6.    Noble will not have any rights or obligations in connection with the sale and purchase of the Securities contemplated by this Agreement except as expressly provided in this Agreement. In no event shall Noble be obligated to purchase the Securities for its own account or for the accounts of its customers. Notwithstanding the foregoing, Noble will have the right, but not the obligation to determine the allocation of the Securities among potential purchasers, provided that such allocation is reasonably acceptable to the Company.

7.    The Company and Noble agree that:

a.Noble or the Company may terminate this engagement hereunder at any time upon at least ten (10) days’ prior written notice, including without limitation in the event that Noble or the Company, in its sole judgment, is not satisfied with the results of its due diligence investigation of the Company and its business, operations, assets, liabilities, financial condition and prospects. Notwithstanding any such expiration or termination, the Company shall remain responsible for the reimbursement of Noble’s expenses (including counsel fees) and the indemnification and contribution obligations of the Company under paragraph 5 and the provisions of paragraph 7 through paragraph 11 of this Agreement shall survive any such expiration or termination. The effective date of termination or expiration of this Agreement is hereinafter referred to as the “Termination Date.”
b.The Company shall and shall have caused its affiliates to pay Noble all compensation described in Section 2. With respect to all financing candidates at any time prior to the expiration of the twelve (12) months after the Termination Date (the “Tail Period”) if such candidates were identified to the Company by Noble during the Authorization Period.

8.    Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Noble hereunder. The parties acknowledge that Noble is not acting in a fiduciary capacity with respect to the Company and that Noble is not assuming any duties or obligations other than those expressly set forth in this Agreement. The Company further agrees that neither Noble nor any of its controlling persons, affiliates, directors, officers, employees or consultants shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by Noble hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted directly from the gross negligence or willful misconduct of Noble.

9.    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.    Upon consummation of a sale of Securities:

a.Noble may place advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder. Noble hereby agrees to notify the Company relating to such advertisements and other publications in advance thereof.

b.The Company agrees that in any press release announcing the Closing as contemplated by this Agreement, the Company will include in such press release a reference to Noble’s role as placement agent to the Company with respect to such Closing and will provide Noble the right to review prior to the dissemination of such press release.

11.    This Agreement may not be amended or modified except in writing signed by each of the parties hereto and shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Each of the parties agree that the exclusive jurisdiction for any claims or controversies arising hereunder shall be brought before the state or federal courts located in the borough of Palm Beach, Florida. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Noble hereunder is expressly and irrevocably waived.

To help fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship.

If the foregoing correctly sets forth the understanding and agreement between Noble and the Company, please so indicate in the space provided for that purpose below, whereupon this letter shall constitute a binding agreement as of the date first above written.

NOBLE CAPITAL MARKETS, INC.

By:_/s/ Nico Pronk____________________________
NICO PRONK, CEO
225 NE Mizner Blvd #150
Boca Raton, FL 33432

Agreed and Accepted by:

COMSTOCK MINING INC.

By:_/s/ Corrado DeGasperis______________________________
CORRADO DEGASPERIS, EXECUTIVE CHAIRMAN & CEO
1117 American Flat Toll Rd,
Virginia City, NV 89440